EXHIBIT (23)

INDEPENDENT AUDITOR’S CONSENT

To the Board of Directors

ONEOK, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 333-75768, 333-54274, 333-41263, 333-41265, 333-41267, 333-41269, 333-42094, 333-95039, and 333-81043 on Form S-8 and Nos. 333-65392, 333-54586, 333-44915, 333-57433, 333-65059, 333-82717 and 333-102105 on Form S-3 of ONEOK, Inc. of our report dated February 13, 2003, relating to the consolidated balance sheets of ONEOK, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of ONEOK, Inc. Our report refers to a change in accounting for goodwill and other intangible assets in 2002, for derivative instruments and hedging activities in 2001 and for energy trading contracts in 2000.

/s/    KPMG

Tulsa, Oklahoma

March 7, 2003